UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

PORTAGE FINTECH ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40639	98-1592069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 Park Avenue, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Coe)

(212) 380-5605
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	PFTAU	The NASDAQ Stock Market LLC
Class A ordinary shares included as part of the units	PFTA	The NASDAQ Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PFTAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 18, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of Portage Fintech Acquisition Corporation (the “Company”) concluded, in consultation with the Company’s management and Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, that the Company’s audited balance sheet as of July 23, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 29, 2021, the Company’s pro forma balance sheet as of July 23, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2021, and the Company’s quarterly unaudited financial statements and related footnotes as of and for the quarterly periods ended March 31, 2021 and June 30, 2021, should no longer be relied upon. In addition, the audit report of Marcum included in the Current Report on Form 8-K filed with the SEC on July 29, 2021 should no longer be relied upon.

In connection with the preparation of the Company’s financial statements as of September 30, 2021, the Company concluded it should restate its financial statements to classify all Class A ordinary shares issued in connection with its initial public offering in temporary equity. In accordance with guidance from the SEC and its staff on redeemable equity instruments, ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company previously determined the Class A ordinary shares subject to possible redemption to be equal to the redemption value of $10.00 per share of Class A ordinary shares while also taking into consideration that a redemption cannot result in net tangible assets being less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with the financial statements for the quarter ended September 30, 2021, the Company revised this interpretation to include temporary equity in net tangible assets. Accordingly, the Company will present all shares of redeemable Class A ordinary shares as temporary equity.

The Company plans to reflect the restatement of its temporary and permanent equity (and other related changes) as of July 23, 2021 in its upcoming Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, to be filed with the SEC. The Company does not expect any of these changes will have any impact on its cash position or cash held in its trust account.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in its upcoming Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021	PORTAGE FINTECH ACQUISITION CORPORATION

	By:	/s/ Ajay Chowdhery
	Name:	Ajay Chowdhery
	Title:	Chief Financial Officer and Chief Operating Officer

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